UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
August 14, 2007
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50989 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
At the Local.com Corporation (the “Registrant”) 2007 Annual Meeting of Stockholders, held on August 14, 2007, the stockholders approved the adoption of the 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan provides for an aggregate of 1,000,000 shares of the Registrant’s common stock that may be issued to the Registrant’s employees, directors and consultants. The Registrant’s board of directors will administer the 2007 Plan and may elect to appoint a committee to administer the 2007 Plan.
The 2007 Plan authorizes the grant to the Registrant’s employees of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. The 2007 Plan also authorizes the grant of awards to the Registrant’s employees, consultants, and non-employee directors consisting of nonqualified stock options and restricted stock. The 2007 Plan also provides for the issuance of stock purchase rights to eligible individuals. Stock purchase rights will generally be subject to such transferability and vesting restrictions as the plan administrator shall determine. The 2007 Plan was included as Appendix A to the Registrant’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 3, 2007 (File No. 000-50989) and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.
At the Registrant’s 2007 Annual Meeting of Stockholders, Heath B. Clarke was duly reelected as director of the Registrant.
Item 9.01 Financial Statements and Exhibits.

10.1*	2007 Equity Incentive Plan
* — Incorporated herein by reference to the Registrant’s Schedule 14A filed with the Securities and Exchange Commission on July 3, 2007 (File No. 000-50989).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: August 15, 2007	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1*	2007 Equity Incentive Plan.
* — Incorporated herein by reference to the Registrant’s Schedule 14A filed with the Securities and Exchange Commission on July 3, 2007 (File No. 000-50989).